EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 30, 2011, with respect to the consolidated financial statements included in the Annual Report of Digital Ally, Inc. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Digital Ally on Forms S-8 (File No. 333-146874, effective October 23, 2007 and File No. 333-152684, effective July 31, 2007).

/s/ GRANT THORNTON LLP

Kansas City, Missouri
March 30, 2011